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                                                                    EXHIBIT 23.1












                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
EchoStar DBS Corporation:


We consent to the use of our report dated March 22, 2004, with respect to the consolidated balance sheets of EchoStar DBS Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations and comprehensive income, changes in stockholder's deficit, and cash flows for the years then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

As discussed in note 2 to the consolidated financial statements, the Company changed its method of accounting for goodwill and intangible assets effective January 1, 2002.

As discussed in note 3, the consolidated financial statements as of and for the year ended December 31, 2002 have been restated.





                                                      KPMG LLP




Denver, Colorado
April 7, 2004